KPMG LLP	        Telephone	617 988 1000
	99 High Street	        Fax 	        617 988 0800
	Boston, MA 02110-2371	Internet	www.us.kpmg.com


Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Directors of
GE Investment Funds, Inc.

In planning and performing our audits of the financial statements of GEI U.S.Equity Fund,GEI Core Value Equity Fund,(formerly GE Value EquityFund), GEI S&P 500 Index Fund,GEI Premier Growth Equity Fund,GEI Mid Cap Equity Fund, GEI Small-Cap Equity Fund,GEI International Equity Fund,GEI Income Fund,
GEI Total Return Fund,GEI Real Estate Securities Fund and GEI Money Market Fund, each a series of GE Investments Funds,Inc.(collectively, the Funds),as of and for the year ended December 31, 2008,in accordance with the standards of the Public Company Accounting OversightBoard (United States), we considered the Funds internal control over financialreporting,including controls over safeguarding securities,as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financialstatements and to comply with the requirements of Form N-SAR,but not for the purpose of expressing an opinion on the effectiveness of the Funds internalcontrol over financial reporting.Accordingly, we express no such opinion.


Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatementson a timely basis. A material weakness is a deficiency, or a combination ofdeficiencies, in internal control over financial reporting, such that there isa reasonable possibility that a material misstatement of the Funds' annual orinterim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be materialweaknesses under standards established by the Public Company Accounting OversightBoard (United States). However, we noted no deficiencies in the Funds' internalcontrol over financial reporting and their operations, including controls oversafeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2008.

This report is intended solely for the information and use of management and the Board of Directors of GE Investments Funds,Inc.and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




Boston, Massachusetts
February 25, 2009